Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN FINANCE TRUST ANNOUNCES RELEASE DATE

FOR THIRD QUARTER 2018 RESULTS

NEW YORK – October 17, 2018 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today it will release its financial results for the third quarter ended September 30, 2018 on Tuesday, November 6, 2018 before the start of trading on the Nasdaq.

The Company will host a conference call and audio webcast on Tuesday, November 6, 2018, beginning at 11:00 a.m. ET, to discuss the third quarter results and provide commentary on business performance. The call will be conducted by AFIN’s management team and a question and answer session with analysts and investors will follow the prepared remarks.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the AFIN website, www.americanfinancetrust.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the AFIN website.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial-In: 1-412-317-6061

Canada Dial-In (Toll Free): 1-866-605-3851

Participant Elite Entry Number: 7428915

Conference Replay*

Domestic Dial-In (Toll Free): 1-877-344-7529

International Dial-In: 1-412-317-0088

Canada Dial-In (Toll Free): 1-855-669-9658

Conference Number: 10125488

*Available one hour after the end of the conference call through February 6, 2019.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on managing and acquiring a high-quality single and multi-tenant portfolio that is service-retail focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in AFIN, as well as the success that AFIN may have in executing its business plan, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause AFIN’s actual results to differ materially from those contemplated by such forward-looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFIN’s most recent Annual Report on Form 10-K and AFIN’s most recent Quarterly Report on Form 10-Q, as such risks, uncertainties and other important factors may be updated from time to time in AFIN’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063